UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2022
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ViewRay, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37725	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Thermo Fisher Way Oakwood Village, Ohio 44146
(Address of Principal Executive Offices, Zip Code)

Registrant’s Telephone Number, Including Area Code: (440) 703-3210
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VRAY	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2022, ViewRay, Inc. (“ViewRay”) entered into an Agreement (the “Agreement”) by and among ViewRay, ViewRay Technologies, Inc. and Siemens, Healthcare GmbH (“Siemens”).

The Agreement supersedes certain provisions of that certain Development and Supply Agreement, dated as of May 29, 2008 (as amended from time to time and as may be further amended, the “MRI Agreement”) pursuant to which Siemens’ supplies ViewRay with a magnetic resonance imaging (“MRI”) system for integration into ViewRay’s MRIdian Linac and is valid for an initial term of five years with one-year extensions.

The Agreement provides that, among other things, (i) ViewRay continues to hold co-development and supply rights related to Siemens’ MRI system and (ii) Siemens shall ensure supply continuity when transitioning to successive generations of the MRI system (subject to conditions and limitations). The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of will be filed with ViewRay’s next quarterly report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIEWRAY, INC.

Date: April 7, 2022	By:	/s/ Robert S. McCormack
Robert S. McCormack
Chief Legal Officer